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                                                                      Exhibit 4A

                     WASHINGTON REAL ESTATE INVESTMENT TRUST
                           Medium-Term Notes, Series B
                   Due Nine Months or More From Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                 August 14, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310


BANC ONE CAPITAL MARKETS, INC.
1 Bank One Plaza
Chicago, Illinois 60670


DEUTSCHE BANK SECURITIES INC.
31 West 52nd Street
New York, New York 10019


A.G. EDWARDS & SONS, INC.
One North Jefferson Avenue
St. Louis, Missouri 63103

LEGG MASON WOOD WALKER, INCORPORATED
100 Light Street, 31st Floor Baltimore,
Maryland 21202

SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

         Washington Real Estate Investment Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., A.G. Edwards & Sons, Inc., Legg Mason Wood Walker, Incorporated and Salomon Smith Barney Inc.

(each, an "Agent," and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series B, Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of August 1, 1996, as amended or modified from time to time (the "Indenture"), between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $125,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the applicable exchange rate on the applicable trade date, in such foreign or composite currencies as the Company shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-81913) for the registration of its common shares of beneficial interest, preferred shares of beneficial interest, warrants to purchase common shares of beneficial interest and debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to any acceptance by the Company of an offer for the purchase of Notes. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s), are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the Registration Statement became effective and

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before any acceptance by the Company of an offer for the purchase of Notes that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information that is "disclosed," "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act that is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

SECTION I.  Appointment as Agent.
            --------------------

         (a) Appointment. Subject to the terms and conditions stated herein and
             -----------
subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

         (b) Sale of Notes. The Company shall not sell or approve the
             -------------
solicitation of offers for the purchase of Notes in excess of the amount that shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to
             ----------------------
purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. If agreed upon between an Agent and the
             ----------------------
Company, such Agent, acting solely as agent for the Company and not as principal, will solicit offers for the

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purchase of Notes. Such Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for purchase of the Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

         (e) Reliance. The Company and the Agents agree that any Notes purchased
             --------
from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION II.  Representations and Warranties.
             ------------------------------

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

              (i) Due Incorporation, Good Standing and Due Qualification of the
                  -------------------------------------------------------------
         Company. The Company has been duly organized and is validly existing as
         -------
         a real estate investment trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and to consummate the transactions contemplated in the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); all of the issued and

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         outstanding shares of beneficial interest of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of beneficial interest of the Company were issued in violation of preemptive or other similar rights of any security holder of the Company.

                  (ii) Due Incorporation, Good Standing and Due Qualifications
                       -------------------------------------------------------
         of Significant Subsidiaries. Each "significant subsidiary" of the
         ---------------------------
         Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each a "Subsidiary" and, collectively, the "Subsidiaries") (which term includes corporations, limited and general partnerships, limited liability companies, joint ventures and other entities, and includes direct and indirect subsidiaries), if any, has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.

                  (iii)  Registration Statement and Prospectus. At the time of
                         -------------------------------------
         the filing of the Registration Statement and at the time of filing any post-effective amendment thereto, the Company met the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to

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         make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and at each Representation Date, the Prospectus did not include and will not include an untrue statement of a material fact and did not omit and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or the Prospectus.

                  (iv)   Incorporated Documents. The documents incorporated or
                         ----------------------
         deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v)    Independent Accountants. The accountants who certified
                         -----------------------
         the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vi)   Financial Statements. The financial statements of the
                         --------------------
         Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and Prospectus present fairly the information

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         shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. Any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (vii)   No Material Changes. Since the respective dates as of
                          -------------------
         which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no event or occurrence that would result in a Material Adverse Effect, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common shares of beneficial interest, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (viii) Authorization, etc., of this Agreement, the Indenture
                         -----------------------------------------------------
         and the Notes. This Agreement has been duly authorized, executed and
         -------------
         delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (2) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (3) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign currency or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (4) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (2) general equitable principles (regardless of

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         whether enforcement is considered in a proceeding in equity or at law),
         (3) requirements that a claim with respect to any Notes payable in a foreign currency or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (4) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes will be substantially in a form previously certified to the Agents; and each holder of Notes will be entitled to the benefits of the Indenture.

                  (ix)  Description of the Indenture and the Notes. The
                        ------------------------------------------
         Indenture and the Notes conform and will conform in all material respects to the statements relating thereto contained in the Prospectus and are substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (x)   Accuracy of Exhibits. There are no contracts or
                        --------------------
         documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

                  (xi)  Absence of Defaults and Conflicts. Neither the Company
                        ---------------------------------
         nor any of its subsidiaries is in violation of its declaration of trust, partnership agreement, charter, by-laws or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations hereunder and under the Indenture, the Notes and such other agreements or instruments have been duly authorized by all necessary action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) nor will such action result in any violation of the provisions of the declaration of trust, partnership agreement, charter, by-laws, or other organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (xii)   Absence of Proceedings. There is not pending or
                          ----------------------
         threatened any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the performance by the Company of its obligations under this Agreement, the Indenture and the Notes or the consummation of the transactions contemplated in the Prospectus. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii)  Filings, Approvals, etc.. Each approval, consent,
                          ------------------------
         order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, or in connection with the transactions contemplated in the Prospectus (except such additional steps as may be necessary to qualify the Notes for public offering by the Agents under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xiv)   Possession of Licenses and Permits. The Company and
                          ----------------------------------
         its subsidiaries hold all licenses, certificates and permits from governmental authorities that are necessary to the conduct of their business the absence of which would result in a Material Adverse Effect; and neither the Company nor any subsidiary has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement would result in a Material Adverse Effect.

                  (xv)    REIT Status. With respect to all tax periods regarding
                          -----------
         which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, as amended, and the Company's present and contemplated operations, assets and income continue to meet such requirements.

                    (xvi)   Title to Property. The Company and its subsidiaries
                            -----------------
         have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or that are not material in amount. The Company has no reason to believe that the lessee under any lease (excluding leases for which rent payments due for the remainder of such lease are less than $1,000,000) calling for annual lease payments in excess of $1,000,000 is not financially capable of performing its obligations thereunder.

                    (xvii)  Insurance. The Company and its subsidiaries are
                            ---------
         insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company and each of its subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to the original purchase price to acquire land and improvements and such title insurance is in full force and effect.

                    (xviii) Taxes. The Company has filed all Federal, State and
                            -----
         foreign income tax returns that have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

                    (xix)   Investment Company Act. The Company is not, and upon
                            ----------------------
         the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                    (xx)    Commodity Exchange Act. The Notes, upon issuance,
                            ----------------------
         will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

                    (xxi)   Ratings. The Medium-Term Note Program under which
                            -------
         the Notes are issued (the "Program"), as well as the Notes, are rated Baa1 by Moody's Investors Service, Inc. and A- by Standard & Poor's Ratings Service, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

                    (xxii)  Environmental Laws. The Company has no knowledge of
                            ------------------
         (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it or any of its subsidiaries, or of (b) any lawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence, singly or in the aggregate, would result in a Material Adverse Effect. In connection with the construction on or operation and the use of the properties owned by the Company and its subsidiaries, the Company represents that, as of the date of this Agreement and will represent that, as of each Settlement Date and each Representation Date, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would result in a Material Adverse Effect.

                  (xxiii) Doing Business with Cuba. The Company has complied and
                          ------------------------
         will comply with the provisions of Florida H.B. 1771, codified as
         Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba or is exempt therefrom.

         (b)   Additional Certifications. Any certificate signed by any officer
               -------------------------
of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3.  Purchase as Principal, Solicitations as Agent.
            ---------------------------------------------

         (a)  Purchase as Principal. Notes purchased from the Company by the
              ---------------------
Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinion of counsel and comfort letters pursuant to Sections 7(b), 7(c) and 7(d) hereof.

         If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes that it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

                  (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default that does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         (b)  Solicitations as Agent. On the basis of the representations and
              ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to between the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto.

         (c)  Administrative Procedures. The purchase price, interest rate or
              -------------------------
formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon by the Company and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Agents and the Trustee. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.    Covenants of the Company.
              ------------------------

         The Company covenants with the Agents as follows:

         (a)  Notice of Certain Events. The Company will notify the Agents
              ------------------------
immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b)  Filing or Use of Amendments. The Company will give the Agents
              ---------------------------
notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish to the Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Agents or counsel for the Agents shall object.

         (c)  Delivery of the Registration Statement. The Company has furnished
              --------------------------------------
to the Agents and to counsel for the Agents, without charge, signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d)  Delivery of the Prospectus. The Company will deliver to each
              --------------------------
Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e)  Preparation of Pricing Supplements. The Company will prepare, with
              ----------------------------------
respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (f)  Revisions of Prospectus - Material Changes. Except as otherwise
              -----------------------
provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

         (g)  Prospectus Revisions - Periodic Financial Information. Except as
              -----------------------------------------------------
otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be reported interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h)  Prospectus Revisions - Audited Financial Information. Except as
              ----------------------------------------------------
otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented, to include such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (i)  Earnings Statements. The Company will timely file such reports
              -------------------
pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act Regulations.

         (j)  Reporting Requirements. The Company, during the period when the
              ----------------------
Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k)  Restriction on Offers and Sales of Securities. Unless otherwise
              ---------------------------------------------
agreed upon between one or more Agents acting as principal and the Company, between the date of the agreement by such Agent(s) to purchase the related Notes from the Company and the Settlement Date with respect thereto, the Company will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

         (l)  Use of Proceeds. The Company will use the net proceeds received by
              ---------------
it from the issuance and sale of the Notes in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (m)  Suspension of Certain Obligations. The Company shall not be
              ---------------------------------
required to comply with the provisions of subsections (f), (g) or (h) of this Section during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5.    Conditions of Agents' Obligations.
              ---------------------------------

         The obligations of one or more Agents to purchase Notes from the Company as principal and to solicit offers for the purchase of Notes as agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company delivered pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and other obligations hereunder and to the following additional conditions precedent:

         (a)  Effectiveness of Registration Statement. The Registration
              ---------------------------------------
Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

         (b)  Legal Opinions. On the date hereof, the Agents shall have received
              --------------
the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents.

              (1) Opinion of Company Counsel. The favorable opinion of Arent Fox
                  --------------------------
         Kintner Plotkin & Kahn, PLLC, counsel to the Company, to the effect that:

                           (i) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into this Agreement and to consummate the transactions contemplated in the Prospectus; and at the time of filing the Registration Statement and at the time of the filing of any post-effective amendment to the Registration Statement (including the filing of the Annual Report on Form 10-K) the conditions for use of a registration statement on Form S-3 were satisfied.

                           (ii) The Company is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                           (iii) Each Subsidiary has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization and has corporate or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To such counsel's knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary

                           (iv) Each Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                           (v) All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of beneficial interest was issued in violation of preemptive or other similar rights of any security holder of the Company arising by operation of law or, to such counsel's knowledge, otherwise.

                           (vi) This Agreement has been duly authorized, executed and delivered by the Company.

                           (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (B) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign currency or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                           (viii) The Notes have been duly authorized by the
                  Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (B) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes payable in a foreign currency or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                  (D) governmental authority to limit, delay or prohibit the making of payments outside the United States; and the Notes, in the forms certified on the date hereof, are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

                           (ix) The Indenture and the Notes, in the forms certified on the date hereof, conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                           (x) The statements in the Prospectus under "Description of Debt Securities," "Description of the Notes" and "United States Federal Income Taxation" and in the Registration Statement under Item 15, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters in all material respects.

                           (xi) To such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its declaration of trust, partnership agreement, charter, by-laws or other organizational document.

                           (xii) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein).

                           (xiii) The execution, delivery and performance of
                  this Agreement, the Indenture and the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by the Company and do not constitute a breach of any of the terms or provisions of, or constitute a material default under, (a) the declaration of trust, partnership agreement, charter, by-laws, or other organizational document of the Company or any of its subsidiaries, (b) certain specified agreements that are set forth on a schedule to such opinion to which the Company is a party, (c) any order known to such counsel of any court or government agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                           (xiv) Such counsel knows of no material legal proceedings pending or threatened against the Company.

                           (xv) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the performance by the Company of its obligations under this Agreement, the Indenture or the Notes or the consummation of the transactions contemplated in the Prospectus (other than as may be required by state securities or Blue Sky laws, as to which such counsel need express no opinion) except such as have been obtained or made.

                           (xvi) The investments of the Company described in the Prospectus are permitted investments under its declaration of trust.

                           (xvii) The Company has qualified to be taxed as a
                  real estate investment trust pursuant to Sections 856-860 of the Internal Revenue Code, as amended, for the fiscal years ended December 31, 1995 through December 31, 1999, and the Company's present method of operation and its assets and contemplated income are such that the Company is in a position under present law to so qualify for the fiscal year ended December 31, 2000, and under the present law the federal income tax treatment of the Company will be as set forth in the Prospectus under the heading "Description of Shares."

                           (xviii) The Indenture has been duly qualified under
                  the 1939 Act.

                           (xix) The Registration Statement has been declared
                  effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

                           (xx)    The Registration Statement and the
                  Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           (xxi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                           (xxii) The Notes, in the forms certified on the date hereof, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act.

                           (xxiii) The Company is not, and upon the issuance and
                  sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the 1940 Act.

                  (2)      Opinion of Counsel to the Agents. The favorable
                           --------------------------------
         opinion of Vinson & Elkins L.L.P., counsel to the Agents, covering the matters referred to in subsection (b)(1) under the subheadings (vi),
         (vii), (viii), (ix), (xviii), (xix) and (xx) above.

                  (3)      Disclosure Documents. In giving their opinions
                           --------------------
         required by subsection (b)(1) and (b)(2), respectively, of this Section 5, Arent Fox Kintner Plotkin & Kahn,

         PLLC, and Vinson & Elkins L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1, as to which such counsel need make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was delivered or at date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to
         Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the l ight of the circumstances under which they were made, not misleading. With respect to such statement, Arent Fox Kintner Plotkin & Kahn, PLLC, and Vinson & Elkins L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c)  Officers' Certificate. On the date hereof, there shall not have
              ---------------------
been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer and chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officer's knowledge, are threatened by the Commission.

         (d)  Comfort Letter of Arthur Andersen LLP. On the date hereof, the
              -------------------------------------
Agents shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                  (i) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations;

                  (ii) it is their opinion that the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries and included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations;

                  (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement), nothing has come to their attention that causes them to believe that:

                     (1) any material modifications should be made to the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles;

                     (2) the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act as it applies to Form 10-Q and the related published rules and regulations;

                     (3) at a specified date not more than three days prior to the date of such letter, there was any change in the capitalization of the Company and its subsidiaries, any decrease in total assets, any change in long-term debt or any change in short-term borrowings of the Company and its subsidiaries, as compared with the amounts shown in the most recent consolidated balance sheet incorporated by reference in the Registration Statement; or

                     (4) during the period from the date of the most recent consolidated balance sheet incorporated by reference in the Registration Statement to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in real estate rental revenue, net income or net income per share of the Company and its subsidiaries; except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur;

                  (iv) in addition to the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its subsidiaries, which are included or incorporated by reference in the Registration Statement and which are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement; and

                  (v) based upon limited procedures set forth in detail in such letter, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

         (e)      Comfort Letter of Stoy, Malone & Company, P.C.. On the date
                  -----------------------------------------------
hereof, the Agents shall have received a letter from Stoy, Malone & Company, P.C., dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that (i) they are independent accountants with respect to the Company and its subsidiaries and certain properties and assets acquired by the Company and its subsidiaries, within the meaning of the 1933 Act and the 1933 Act Regulations; and (ii) it is their opinion that the historical financial statements for the properties or assets that have been audited by them and covered by their opinions included or incorporated by reference into the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

         (f)      Additional Documents. On the date hereof, counsel to the
                  --------------------
Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except as provided in Section 10 hereof, and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.    Delivery of and Payment for Notes Sold through an Agent as Agent.
              ----------------------------------------------------------------

         Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.    Additional Covenants of the Company.
              -----------------------------------

         The Company covenants and agrees with each Agent as follows:

         (a)  Reaffirmation of Representations and Warranties. Each acceptance
              -----------------------------------------------
by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b)  Subsequent Delivery of Certificates. Each time that (i) the
              -----------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal or (iii) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment, or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of such filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the agreement by such Agent(s) to purchase Notes from the Company as principal).

         (c)  Subsequent Delivery of Legal Opinions. Each time that (i) the
              -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal or (iii) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinion of Arent Fox Kintner Plotkin & Kahn, PLLC, counsel to the Company, or other counsel satisfactory to the Agent(s), dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinion referred to in Section 5(b)(1) and 5(b)(3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d)  Subsequent Delivery of Comfort Letters. Each time that (i) the
              --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal, the Company shall cause Arthur Andersen LLP and Stoy, Malone & Company, P.C. forthwith to furnish to the Agent(s) letters, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letters referred to in Sections 5(d) and 5(e) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

SECTION 8.    Indemnification.
              ---------------

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company; and

              (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above.

provided however; that this indemnity does not apply to any loss, liability,
-------- -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b)  Indemnification of Company and its Trustees and Officers. Each
              --------------------------------------------------------
Agent severally agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall
             -------------------------------------
give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) included an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution.
              ------------

         If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

         The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

         For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each trustee of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10.   Payment of Expenses.
              -------------------

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

         (b) The preparation, photocopying and delivery of this Agreement and the Indenture;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

         (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes;

         (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

         (h) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc. ("NASD"); and

         (i) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company.

SECTION 11.   Representations, Warranties and Agreements to Survive Delivery.
              --------------------------------------------------------------

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

SECTION 12.   Termination.
              -----------

         (a)  Termination of this Agreement. This Agreement (excluding any
              -----------------------------
agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b)  Termination of Agreement to Purchase Notes as Principal. The
              -------------------------------------------------------
applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or a national securities exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which such Notes are denominated or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, its rating of the Program or any such debt securities, or (vi) there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (c)  General. In the event of any such termination, neither party will
              -------
have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.   Notices.
              -------

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Washington Real Estate Investment Trust
                  6110 Executive Boulevard
                  Suite 800
                  Rockville, Maryland 20852
                  Attention:  Mr. Larry E. Finger
                  Telecopy No.:  (301) 984-9610

         If to the Agents:

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
                  World Financial Center
                  North Tower - 10th Floor
                  New York, New York 10281-1310
                  Attention:  MTN Product Management
                  Telecopy No.:  (212) 449-2234

                  Banc One Capital Markets, Inc.
                  1 Bank One Plaza, Suite IL1-0595
                  Chicago, Illinois 60670
                  Attention:  Corporate Securities Structuring
                  Telecopy No.:  (312) 732-4773

                  Deutsche Bank Securities Inc.
                  1290 Avenue of the Americas, 6th Floor
                  New York, New York 10019
                  Attention:  DCM Operations Support
                  Telecopy No.:  (212) 469-2246

                  A.G. Edwards & Sons, Inc.
                  One North Jefferson Avenue
                  St. Louis, Missouri 63103
                  Attention:  7th Floor Bond Department
                  Telecopy No.:  (314) 955-5989

                  Legg Mason Wood Walker, Incorporated
                  100 Light Street, 31st Floor
                  Baltimore, Maryland 21202
                  Attention:  Real Estate Investment Banking
                  Telecopy No.:  (410) 454-5342

                  Salomon Smith Barney Inc.
                  388 Greenwich Street, 34th Floor
                  New York, New York 10013
                  Attention:  Medium-Term Note Department
                  Telecopy No.:  (212) 816-7912

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.   Parties.
              -------

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and trustees referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.   GOVERNING LAW; FORUM.
              --------------------

         THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 16.   Effect of Headings.
              ------------------

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.   Counterparts.
              ------------

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

                                  Very truly yours,

                                  WASHINGTON REAL ESTATE INVESTMENT TRUST


                                  By:______________________________
                                     Name:
                                     Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:_____________________________
   Authorized Signatory

BANC ONE CAPITAL MARKETS, INC.


By:___________________________________
   Authorized Signatory

DEUTSCHE BANK SECURITIES INC.


By:___________________________________
   Authorized Signatory

A.G. EDWARDS & SONS, INC.


By:___________________________________
   Authorized Signatory

LEGG MASON WOOD WALKER, INCORPORATED



By:___________________________________
   Authorized Signatory

SALOMON SMITH BARNEY INC.


By:___________________________________
   Authorized Signatory

                                  SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                             PERCENT OF
MATURITY RANGES                                           PRINCIPAL AMOUNT
---------------                                           ----------------
From 9 months to less than 1 year.......................        .125%

From 1 year to less than 18 months......................        .150

From 18 months to less than 2 years.....................        .200

From 2 years to less than 3 years.......................        .250

From 3 years to less than 4 years.......................        .350

From 4 years to less than 5 years.......................        .450

From 5 years to less than 6 years.......................        .500

From 6 years to less than 7 years.......................        .550

From 7 years to less than 10 years......................        .600

From 10 years to less than 15 years.....................        .625

From 15 years to less than 20 years.....................        .700

From 20 years to 30 years...............................        .750

Greater than 30 years...................................         *



----------------------
* As agreed to by the Company and the applicable Agent at the time of sale.

                                                                  EXHIBIT A

                                 PRICING TERMS

         Principal Amount:  $_______
                 (or principal amount of foreign currency or composite currency)

         Interest Rate or Formula:
                 If Fixed Rate Note,
                     Interest Rate:
                     Default Rate:
                     Interest Payment Dates:
                 If Floating Rate Note,
                     Interest Rate Basis(es):
                                If LIBOR,
                                    [ ] LIBOR Reuters Page:
                                    [ ] LIBOR Telerate Page:
                                    LIBOR Currency:
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                If Telerate Page 7052,
                                            [ ] Weekly Average
                                            [ ] Monthly Average
                                    Designated CMT Maturity Index:
                     Index Maturity:
                     Spread and/or Spread Multiplier, if any:
                     Initial Interest Rate, if any:
                     Initial Interest Reset Date:
                     Interest Reset Dates:
                     Interest Payment Dates:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:
                     Fixed Rate Commencement Date, if any:
                     Fixed Interest Rate, if any:
                     Day Count Convention:
                     Calculation Agent:

         Redemption Provisions:
                 Initial Redemption Date:
                 Initial Redemption Percentage:
                 Annual Redemption Percentage Reduction, if any:
         Repayment Provisions:
                 Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:
         Authorized Denomination:

         Purchase Price: ___%, plus accrued interest, if any, from ___________ Price to Public: ___%, plus accrued interest, if any, from ___________ Issue Price:
         Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.
         Legal Opinion pursuant to Section 7(c) of the Distribution Agreement . Comfort Letters pursuant to Section 7(d) of the Distribution Agreement.

                                       2